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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                             CTB INTERNATIONAL CORP.

             (Exact name of registrant as specified in its charter)

                           DELAWARE                                                       35-1970751
           (State of incorporation or organization)                         (I.R.S. Employer Identification Number)

                     STATE ROAD 15 NORTH                                                  46542-2000
                        P.O. BOX 2000                                                     (zip code)
                       MILFORD, INDIANA
           (Address of principal executive office)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General instruction A(c)(1) please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                           None.


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                      TITLE OF EACH CLASS                                            NAME OF EACH EXCHANGE ON
                      TO BE SO REGISTERED                                      WHICH EACH CLASS IS TO BE REGISTERED

                 Common Stock ($.01 par value)                                        Nasdaq National Market

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Information concerning the Common Stock is contained in the registrant's Registration Statement on Form S-1 (Registration No. 333-29873) filed by the registrant pursuant to the Securities Act of 1933, as amended (the "Securities Act"), under the caption "Description of Capital Stock--Common Stock".
That description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

      1. Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement No. 333-29873 on Form S-1).

      2. Form of Amended and Restated By-laws of the Company (incorporated by reference from the Company's Registration Statement No. 333-29873 on Form S-1).

      3. Specimen Certificate of Common Stock of the Company (incorporated by reference from the Company's Registration Statement No. 333-29873 on Form S-1).
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CTB INTERNATIONAL CORP.

                                       By:   /s/ Michael J. Kissane
                                            ----------------------------
                                            Name:   Michael J. Kissane
                                            Title:  Vice President, General
                                                    Counsel and Secretary

Date:  August 11, 1997